UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: September 2, 2016

AXION POWER INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-22573	65-0774638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3601 Clover Lane

New Castle, PA 16105

(Address of principal executive offices)

(724) 654-9300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into a Material Definitive Agreement

See Item 5.02 below.

ITEM 5.02 Departure of Executive Officer, Appointment of Certain Officers; Compensatory Arrangements with Certain Executive Officers

Effective as of September 2, 2016, Axion Power International, Inc. (the “Company”) entered into an employment contract with Richard Bogan, its Chief Executive Officer pursuant to a written Executive Employment Agreement (the “Executive Employment Agreement”). The following summarizes the material terms of the Employment Agreement:

•	The term of the Employment Agreement begins effective as of September 1, 2016 and continues until August 31, 2019;

•	Mr. Bogan will receive an annual salary of $300,000 during the term of the Executive Employment Agreement;

•	Mr. Bogan will receive stock options as determined by the Board of Directors upon receipt of consent from the investors in the November 2015 financing as required by the agreements entered into in connection therewith; and

•	In connection with the Executive Employment Agreement, Mr. Bogan signed an agreement regarding confidential information and non-competition (the “Non-Competition Agreement”) whereby Mr. Bogan and the Company agree, for a period of two years after the termination of Mr. Bogan’s employment with the Company, that:

o	Mr. Bogan will not render services to Conflicting Organizations (as defined therein) or with respect to Conflicting Products (as defined therein) without written assurances to the Company that such services will not be rendered in connection with any Conflicting Product;

o	If, within one month after the termination of Mr. Bogan’s employment with the Company, he is unable to find employment due solely to the Non-Competition Agreement, the provisions of the Non-Competition Agreement will continue in effect so long as the Company continues to pay Mr. Bogan an amount equal to his base pay at the time of his termination (the “Termination Payments”). The Termination Payments will continue for a period of 23 months or until the Company gives Mr. Bogan written permission to accept conflicting employment or a written waiver of the provisions of the Non-Competition Agreement; and

o	If, after the termination of Mr. Bogan’s employment with the Company, he accepts other employment but due solely to the Non-Competition Agreement his gross monthly income in such other employment is less than his base pay at termination, the Company will pay Mr. Bogan the difference between his base pay at termination and his gross monthly income in such other employment.

The foregoing description of the Executive Employment Agreement does not purport to be a complete statement of the Company’s or Mr. Bogan’s rights under the Executive Employment Agreement and is qualified in its entirety by reference to the full text of the Executive Employment Agreement.

ITEM 9.01.  EXHIBITS

99.1	Executive Employment Agreement for Richard Bogan, dated as of September 2, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Axion Power International, Inc. has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 9, 2016

Axion Power International, Inc.

By:	/s/ Richard H. Bogan

Richard H. Bogan
Chief Executive Officer